WEINBERG & COMPANY, P.A.
CERTIFIED PUBLIC ACCOUNTANTS

November 13, 2007

Securities and Exchange Commission
100 F Street, N.E.
Washington, DC 20549

Gentlemen:

We have read Item 4.01 of Form 8-K, dated November 13, 2007, of Material Technologies, Inc. and are in agreement with the first sentence of the first paragraph, and the statements contained in the second and third paragraphs therein.

Weinberg & Co., P.A. did not complete an audit of the Registrant's financial statements from the time we were engaged (September 11, 2007) through the date of our dismissal (November 5, 2007). In addition, a review of the September 30, 2007 Form 10-QSB had just begun but was never completed.

We have no basis to agree or disagree with other statements of the Registrant contained therein.

Weinberg & Co., P.A.

6100 Glades Road • Suite 314
Boca Raton, Florida 33434
Telephone: 561.487.5765
Facsimile: 561.487.5766

1925 Century Park East • Suite 1120
Los Angeles, California 90067
Telephone: 310.601.2200
Facsimile: 310.601.2201
www.cpaweinberg.com

Room 2707, 27/F
Shui On Centre • 6-8 Harbour Road
Wanchai, Hong Kong, P.R.C.
Telephone: 852-2780-7231
Facsimile: 852-2780-8717